EXHIBIT 2.6
CONFORMED COPY DATED 27TH OCTOBER. 1999 PEARSON pic — and -THE LAW DEBENTURE TRUST CORPORATION p.l.c. FIRST SUPPLEMENTAL TRUST DEED constituting £250,000,000 7 per cent. Bonds due 2014 For the Issuer: FRESHFIELDS 65 Fleet Street London EC4Y 1HS For the Trustee: ALLEN & OVERY One New Change London EC4M 9QQ

TABLE OF CONTENTS CLAUSE PAGE DEFINITIONS 1 COVENANT TO REPAY AND TO PAY INTEREST ON NEW BONDS 2 FORM AND ISSUE OF NEW BONDS, NEW COUPONS AND NEW TALONS 3 MODIFICATION 4 GENERAL 4 SCHEDULES THE FIRST SCHEDULE — FORM OF NEW TEMPORARY GLOBAL BOND 5 - FORM OF NEW PERMANENT GLOBAL BOND 15 THE SECOND SCHEDULE — FORM OF DEFINITIVE NEW BOND 21 FORM OF NEW COUPON 23 FORM OF NEW TALON 25 CONDITIONS OF THE NEW BONDS 27

THIS FIRST SUPPLEMENTAL TRUST DEED is made on **27th October, 1999 BETWEEN**:

(1) **PEARSON plc**, a company incorporated under the laws of England and Wales, whose registered office is at 3 Burlington Gardens, London W1X 1LE, England (the "**Issuer**"); and

(2) **THE LAW DEBENTURE TRUST CORPORATION p.l.c.**, a company incorporated under the laws of England and Wales, whose registered office is at Princes House, 95 Gresham Street, London EC2V 7LY, England (the "**Trustee**", which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the New Bondholders and New Couponholders (each as defined below).

WHEREAS:

(1) This First Supplemental Trust Deed is supplemental to the Trust Deed dated 8th July, 1999 (the "**Principal Trust Deed**") made between the Issuer and the Trustee and constituting €400,000,000 4.625 per cent. Bonds due 2014 of the Issuer (the "**Original Bonds**").

(2) By virtue of Clause 2(D) of the Principal Trust Deed the Issuer is at liberty from time to time (subject as therein provided) without the consent of the Holders or Couponholders to create and issue further bonds or notes (whether in bearer or registered form) either (a) ranking *pari passu* in all respects (or in all respects save for the first payment of interest thereon), and so that the same shall be consolidated and form a single series, with the Original Bonds and/or the Further Securities of any series or (b) upon such terms as to ranking, interest, conversion, redemption and otherwise as the Issuer may at the time of the issue thereof determine.

(3) By resolutions of the Board of Directors of the Issuer passed on 4th September, 1998 and 8th February, 1999 and a resolution of the standing committee of the Board of Directors of the Issuer passed on 24th September, 1999 the Issuer has resolved to issue £250,000,000 7 per cent. Bonds due 2014 to be constituted by this First Supplemental Trust Deed.

(4) The said Bonds if issued as definitive bonds in exchange for the New Permanent Global Bond (as defined below) will be in bearer form with New Coupons and New Talons (each as defined below) attached.

NOW THIS FIRST SUPPLEMENTAL TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1. DEFINITIONS

(A) ALL expressions defined in the Principal Trust Deed shall unless there is anything in the subject or context inconsistent therewith have the same meanings in this First Supplemental Trust Deed.

(B) In this First Supplemental Trust Deed unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

"**New Bondholders**" means the several persons who are for the time being holders of the New Bonds;

"**New Bonds**" means the bonds (in bearer form) comprising the said £250,000,000 7 per cent. Bonds due 2014 of the Issuer hereby constituted or the principal amount thereof for the time being outstanding or, as the context may require, a specific number thereof and includes any replacements for New Bonds issued pursuant to Condition 11 and (except for the purposes of Clause 3) the New Temporary Global Bond and the New Permanent Global Bond;

2 “New Couponholders” means the several persons who are for the time being holders of the New Coupons; “New Coupons” means the Coupons appertaining to the New Bonds in definitive form; “New Permanent Global Bond” means the permanent global bond in respect of the New Bonds to be issued pursuant to Clause 3(C) in the form or substantially in the form set out in the First Schedule; “New Talons” means the Talons appertaining to the New Bonds in definitive form; and “New Temporary Global Bond” means the temporary global bond in respect of the New Bonds to be issued pursuant to Clause 3(A) in the form or substantially in the form set out in the First Schedule. In the Schedules, “Bonds” means only New Bonds and any Further Securities forming a single series therewith and the words “Bonds”, “Coupons”, “Talons”, “Bondholders” and “Couponholders” where used therein shall be construed accordingly. In this First Supplemental Trust Deed references to Schedules, Clauses, sub-clauses, paragraphs and sub-paragraphs shall unless there is anything in the subject or context inconsistent therewith be construed as references to the Schedules to this First Supplemental Trust Deed and to the Clauses, sub-clauses, paragraphs and sub-paragraphs of this First Supplemental Trust Deed respectively. (E) All references in this First Supplemental Trust Deed to “pounds”, “sterling”, “£”, “pence” or “p” shall be construed as references to the lawful currency of the United Kingdom. 2. COVENANT TO REPAY AND TO PAY INTEREST ON NEW BONDS TF£E aggregate principal amount of the New Bonds is limited to £250,000,000. The New Bonds as and when issued shall be Further Securities but shall not form a single series with the Original Bonds. The Issuer covenants with the Trustee that it will, in accordance with these presents, on the due date for the final maturity of the New Bonds provided for in the Conditions, or on such earlier date as the same or any part thereof may become due and repayable thereunder, pay or procure to be paid unconditionally to or to the order of the Trustee in pounds sterling in London in immediately available funds the principal amount of the New Bonds repayable on that date together with any applicable premium and shall in the meantime and until such date (both before and after any judgment or other order of a court of competent jurisdiction) pay or procure to be paid unconditionally to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the principal amount of the New Bonds at the rate of 7 per cent, per annum payable annually in arrear on 27th October, the first such payment (representing a full year’s interest) to be made on 27th October, 2000 PROVIDED THAT: (i) every payment of principal, premium (if any) or interest in respect of the New Bonds to or to the account of the Principal Paying Agent in the manner provided in the Agency Agreement shall operate in satisfaction pro tanto of the relative covenant by the Issuer in this Clause except to the extent that there is default in the subsequent payment thereof in accordance with the Conditions to the New Bondholders or New Couponholders (as the case may be); (ii) in any case where payment of principal or premium (if any) is not made to the Trustee or the Principal Paying Agent on or before the due date, interest shall continue to accrue on the principal amount of the New Bonds and shall accrue on

3 such premium (both before and after any judgment or other order of a court of competent jurisdiction) at the rate aforesaid up to and including the date which the Trustee determines to be the date on and after which payment is to be made to the New Bondholders in respect thereof as stated in a notice given to the New Bondholders in accordance with Condition 13 (such date to be not later than seven days after the day on which the whole of such principal amount and premium (if any), together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Principal Paying Agent); and (iii) in any case where payment of the whole or any part of the principal amount or premium (if any) of any New Bond is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by proviso (ii) above) interest shall accrue on that principal amount or premium payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rate aforesaid from and including the date of such withholding or refusal up to and including the date on which, upon further presentation of the relevant New Bond, payment of the full amount (including interest as aforesaid) in pounds sterling payable in respect of such New Bond is made or (if earlier) the seventh day after notice is given to the relevant New Bondholder (either individually or in accordance with Condition 13) that the full amount (including interest as aforesaid) in pounds sterling payable in respect of such New Bond is available for payment, provided that, upon further presentation thereof being duly made, such payment is made. The Trustee will hold the benefit of this covenant on trust for the New Bondholders and the New Couponholders and itself in accordance with these presents. 3. FORM AND ISSUE OF NEW BONDS, NEW COUPONS AND NEW TALONS THE New Bonds shall be represented initially by the New Temporary Global Bond which the Issuer shall issue to a bank depositary common to both Euroclear and Cedelbank on terms that such depositary shall hold the same for the account of the persons who would otherwise be entitled to receive the New Bonds in definitive form (“Definitive New Bonds”) (as notified to such depositary by Barclays Bank PLC on behalf of the Managers of the issue of the New Bonds) and the successors in title to such persons as appearing in the records of Euroclear and Cedelbank for the time being. The New Temporary Global Bond shall be printed or typed in the form or substantially in the form set out in the First Schedule and may be a facsimile. The New Temporary Global Bond shall be in the aggregate principal amount of £250,000,000 and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent. The New Temporary Global Bond so executed and authenticated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery. The Issuer shall issue the New Permanent Global Bond in exchange for the New Temporary Global Bond in accordance with the provisions thereof. The New Permanent Global Bond shall be printed or typed in the form or substantially in the form set out in the First Schedule and may be a facsimile. The New Permanent Global Bond shall be in the aggregate principal amount of up to £250,000,000 and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent. The New Permanent Global Bond so executed and authenticated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

4 (D) The Issuer shall issue the Definitive New Bonds (together with the unmatured New Coupons and, if applicable, New Talons attached) in exchange for the New Permanent Global Bond in accordance with the provisions thereof. (E) The Definitive New Bonds, the New Coupons and the New Talons shall be to bearer in the respective forms or substantially in the respective forms set out in the Second Schedule and the Definitive New Bonds shall be issued in the denominations of £1,000, £10,000 and £100,000 each (serially numbered) and shall be endorsed with the Conditions. Title to the Definitive New Bonds, the New Coupons and the New Talons shall pass by delivery. (F) The Definitive New Bonds shall be signed manually or in facsimile by one of the Directors of the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent. The New Coupons and the New Talons shall not be signed. (G) The Issuer may use the facsimile signature of any person who at the date such signature is affixed is a Director of the Issuer or is a person duly authorised by the Issuer as referred to in sub-clauses (B) and (C) above notwithstanding that at the time of issue of any of the Definitive New Bonds, the New Temporary Global Bond or the New Permanent Global Bond, as the case may be, he may have ceased for any reason to be the holder of such office or to be so authorised. The Definitive New Bonds so executed and authenticated, and the New Coupons and the New Talons, upon execution and authentication of the relevant Definitive New Bonds, shall be binding and valid obligations of the Issuer. 4. MODIFICATION THE symbol “•” in Clause 13(xii)(b) of the Principal Trust Deed shall be deleted and the date “8th July” shall be inserted in substitution therefor. 5. GENERAL THE Principal Trust Deed shall henceforth be read and construed in conjunction with this First Supplemental Trust Deed as one document. A memorandum of this First Supplemental Trust Deed shall be endorsed by the Trustee on the Principal Trust Deed and by the Issuer on the duplicate thereof. IN WITNESS whereof this First Supplemental Trust Deed has been executed as a deed by the Issuer and the Trustee and delivered on the date first stated on page 1.

5 THE FIRST SCHEDULE — FORM OF NEW TEMPORARY GLOBAL BOND — PEARSON pic (Incorporated with limited liability under the laws of England and Wales) TEMPORARY GLOBAL BOND representing £250,000,000 7 PER CENT. BONDS DUE 2014 This Bond is a temporary Global Bond without interest coupons in respect of a duly authorised issue of Bonds of Pearson pic (the “Issuer”), designated as specified in the title hereof (the “Bonds”), limited to the aggregate principal amount of two hundred and fifty million pounds sterling (£250,000,000) and constituted by a First Supplemental Trust Deed dated 27th October, 1999 (the “First Supplemental Trust Deed”) between the Issuer and The Law Debenture Trust Corporation p.I.e. as trustee (the trustee for the time being thereof being herein called the “Trustee”) and supplemental to a trust deed dated 8th July, 1999 (the “Principal Trust Deed”) made between the same parties (the Principal Trust Deed and the First Supplemental Trust Deed being hereinafter together referred to as the “Trust Deed”). References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out in the Second Schedule to the First Supplemental Trust Deed. The aggregate principal amount from time to time of this temporary Global Bond shall be two hundred and fifty million pounds sterling (£250,000,000) or, if less, that amount as shall be shown by the latest entry duly made in the Schedule hereto. 1. Promise to pay Subject as provided in this temporary Global Bond the Issuer promises to pay to the bearer the principal amount of this temporary Global Bond (being at the date hereof two hundred and fifty million pounds sterling (£250,000,000)) on 27th October, 2014 (or on such earlier date as the said principal amount may become repayable in accordance with the Conditions or the Trust Deed) and to pay interest annually in arrear on 27th October on the principal amount from time to time of this temporary Global Bond at the rate of 7 per cent, per annum together with such premium and other amounts (if any) as may be payable, all subject to and in accordance with the Conditions and the provisions of the Trust Deed. 2. Exchange for permanent Global Bond and purchases This temporary Global Bond is exchangeable in whole or in part upon the request of the bearer for a further global bond in respect of up to £250,000,000 aggregate principal amount of the Bonds (the “Permanent Global Bond”) only on and subject to the terms and conditions set out below. On and after 6th December, 1999 (the “Exchange Date”) this temporary Global Bond may be exchanged in whole or in part at the specified office of the Principal Paying Agent (or such other place as the Trustee may agree) for the Permanent Global Bond and the Issuer shall procure that the Principal Paying Agent shall issue and deliver, in full or partial exchange for this temporary Global Bond, the Permanent Global Bond (or, as the case may be, endorse the Permanent Global Bond) in an aggregate principal amount equal to the principal amount of this temporary Global Bond submitted for exchange Provided that if definitive Bonds (together with the Coupons and (if applicable) Talons appertaining thereto) have already been issued in exchange for all the Bonds represented for the time being by the Permanent Global Bond, then this temporary Global Bond may thereafter be exchanged only for definitive Bonds (together with the Coupons and (if applicable) Talons appertaining thereto)

6 and in such circumstances references herein to the Permanent Global Bond shall be construed accordingly and Provided further that the Permanent Global Bond shall be issued and delivered (or, as the case may be, endorsed) only if and to the extent that there shall have been presented to the Issuer a certificate from Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (“Euroclear”) or from Cedelbank substantially in the form of the certificate attached as Exhibit A. Any person who would, but for the provisions of this temporary Global Bond, the Permanent Global Bond and the Trust Deed, otherwise be entitled to receive a definitive Bond or definitive Bonds shall not be entitled to require the exchange of an appropriate part of this temporary Global Bond for a like part of the Permanent Global Bond unless and until he shall have delivered or caused to be delivered to Euroclear or Cedelbank a certificate substantially in the form of the certificate attached as Exhibit B (copies of which form of certificate will be available at the offices of Euroclear in Brussels and Cedelbank in Luxembourg and the specified office of each of the Paying Agents). Upon (i) any exchange of a part of this temporary Global Bond for a like part of the Permanent Global Bond or (ii) the purchase by or on behalf of the Issuer or any Subsidiary of the Issuer and cancellation of a part of this temporary Global Bond in accordance with the Conditions, the portion of the principal amount hereof so exchanged or so purchased and cancelled shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Part n of the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged or so purchased and cancelled and, in each case, endorsed. 3. Payments Until the entire principal amount of this temporary Global Bond has been extinguished, this temporary Global Bond shall in all respects be entitled to the same benefits as the definitive Bonds for the time being represented hereby and shall be entitled to the benefit of and be bound by the Trust Deed, except that the holder of this temporary Global Bond shall not (unless upon due presentation of this temporary Global Bond for exchange, issue and delivery (or, as the case may be, endorsement) of the Permanent Global Bond is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled (i) (subject to (ii) below) to receive any payment of interest on this temporary Global Bond except upon certification as hereinafter provided or (ii) on and after the Exchange Date, to receive any payment on this temporary Global Bond. Upon any payment of principal, premium or interest on this temporary Global Bond the amount so paid shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Part I of the Schedule hereto. Payments of interest in respect of Bonds for the time being represented by this temporary Global Bond shall be made to the bearer only upon presentation to the Issuer of a certificate from Euroclear or from Cedelbank substantially in the form of the certificate attached as Exhibit A. Any person who would, but for the provisions of this temporary Global Bond and of the Trust Deed, otherwise be beneficially entitled to a payment of interest on this temporary Global Bond shall not be entitled to require such payment unless and until he shall have delivered or caused to be delivered to Euroclear or Cedelbank a certificate substantially in the form of the certificate attached as Exhibit B (copies of which form of certificate will be available at the offices of Euroclear in Brussels and Cedelbank in Luxembourg and the specified office of each of the Paying Agents). Upon any payment of principal and endorsement of such payment on Part I of the Sche dule hereto, the principal amount of this temporary Global Bond shall be reduced for all purposes by the principal amount so paid and endorsed.

7 All payments of any amounts payable and paid to the bearer of this temporary Global Bond shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the moneys payable hereon, on the Permanent Global Bond and on the relevant definitive Bonds and Coupons. 4. Accountholders For so long as all of the Bonds are represented by one or both of the Permanent Global Bond and this temporary Global Bond and such Global Bond(s) is/are held on behalf of Euroclear and/or Cedelbank, each person who is for the time being shown in the records of Euroclear or Cedelbank as the holder of a particular principal amount of such Bonds (each an “Accountholder”) (in which regard any certificate or other document issued by Euroclear or Cedelbank as to the principal amount of such Bonds standing to the account of any person shall be conclusive and binding for all purposes) shall be treated as the holder of such principal amount of such Bonds for all purposes (including for the purposes of any quorum requirements of, or the right to demand a poll at, meetings of the Bondholders) other than with respect to the payment of principal, premium and interest on such Bonds, the right to which shall be vested, as against the Issuer and the Trustee, solely in the bearer of the relevant Global Bond in accordance with and subject to its terms and the terms of the Trust Deed. Each Accountholder must look solely to Euroclear or Cedelbank, as the case may be, for its share of each payment made to the bearer of the relevant Global Bond. 5. Notices For so long as all of the Bonds are represented by one or both of the Permanent Global Bond and this temporary Global Bond and such Global Bond(s) is/are held on behalf of Euroclear and/or Cedelbank, notices to Bondholders may be given by delivery of the relevant notice to Euroclear and/or Cedelbank (as the case may be) for communication to the relative Accountholders rather than by publication as required by Condition 13 provided that, so long as the Bonds are listed on the London Stock Exchange Limited, the London Stock Exchange Limited so agrees. Any such notice shall be deemed to have been given to the Bondholders on the seventh day after the day on which such notice is delivered to Euroclear and/or Cedelbank (as the case may be) as aforesaid. 6. Prescription Claims against the Issuer in respect of principal, premium (if any) and interest on the Bonds represented by the Permanent Global Bond or this temporary Global Bond will be prescribed after 10 years (in the case of principal and premium (if any)) and five years (in the case of interest) from the Relevant Date (as defined in Condition?). 7. Euroclear and Cedelbank References herein to Euroclear and/or Cedelbank shall be deemed to include references to any other clearing system approved by the Trustee. 8. Authentication This temporary Global Bond shall not be or become valid or obligatory for any purpose unless and until authenticated by or on behalf of the Principal Paying Agent. 9. Governing law This temporary Global Bond is governed by, and shall be construed in accordance with, the laws of England.

8 IN WITNESS whereof the Issuer has caused this temporary Global Bond to be signed manually or in facsimile by a person duly authorised on its behalf. PEARSON pic By: Duly authorised Issued in London, England on 27th October, 1999. Certificate of authentication This temporary Global Bond is duly authenticated without recourse, warranty or liability. Duly authorised for and on behalf of HSBC Bank pic as Principal Paying Agent

9 THE SCHEDULE PARTI PAYMENTS OF PRINCIPAL, PREMIUM AND INTEREST The following payments on this temporary Global Bond have been made: Remaining Notation made principal amount on behalf of Date made Interest paid Premium paid Principal paid of this temporary the Issuer Global Bond following such payment £ £ £ £

10 PARTH EXCHANGES FOR PERMANENT GLOBAL BOND AND PURCHASES AND CANCELLATIONS The following exchanges of a part of this temporary Global Bond for the Permanent Global Bond and/or purchases and cancellations of a part of this temporary Global Bond have been made: Aggregate principal Part of principal amount Part of principal amount of this of this temporary Global amount of this temporary Global Notation Bond exchanged for a temporary Global Bond following such made on like part of the Bond purchased exchange or purchase behalf of the Date made Permanent Global Bond and cancelled and cancellation Issuer £ £ £

11 EXHIBIT A PEARSON pic £250,000,000 7 per cent. Bonds due 2014 (the “Securities”) This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organisations”) substantially to the effect set forth in the Trust Deed, as of the date hereof £☐ principal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States persons”), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(l)(v)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its “possessions. If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended, then this is also to certify with respect to such principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the Trust Deed. We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof. We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

12 *Dated [Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System] [Cedelbank] By: Authorised Signatory To be dated no earlier than the date to which this certification relates, namely (a) the payment date or (b) the date set for the exchange of the temporary Global Bond for the permanent Global Bond,

13 EXHIBITS PEARSON pic £250,000,000 7 per cent. Bonds due 2014 (the “Securities”) This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States person(s)”), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(l)(v)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is further to certify that such financial institution has not acquired the Securities for the purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended, (the “Act”), then this is also to certify that, except as set forth below (i) in the case of debt securities, the Securities are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act; or (ii) in the case of equity securities, the Securities are owned by (x) non-U.S. person(s) (and such person(s) are not acquiring the Securities for the account or benefit of U.S. person(s)) or (y) U.S. person(s) who purchased the Securities in a transaction which did not require registration under the Act. If this certification is being delivered in connection with the exercise of warrants pursuant to Section 230.902(m) of Regulation S under the Act, then this is further to certify that, except as set forth below, the Securities are being exercised by and on behalf of non-U.S. person(s). As used in this paragraph the term “U.S. person” has the meaning given to it by Regulation S under the Act. As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands. We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date. This certification excepts and does not relate to £☐ of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

14 We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings. * Dated By: [Name of person giving certification] (As, or as agent for, the beneficial owner(s) of the Securities to which this certification relates) To be dated no earlier than the fifteenth day before the date to which this certification relates, namely (a) the payment date or (b) the date set for the exchange of the temporary Global Bond for the permanent Global Bond.

15 — FORM OF NEW PERMANENT GLOBAL BOND — ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. PEARSON pic (Incorporated with limited liability under the laws of England and Wales) PERMANENT GLOBAL BOND representing up to £250,000,000 7 PER CENT. BONDS DUE 2014 This Bond is a permanent Global Bond without interest coupons in respect of a duly authorised issue of Bonds of Pearson pic (the “Issuer”), designated as specified in the title hereof (the “Bonds”), limited to the aggregate principal amount of up to two hundred and fifty million pounds sterling (£250,000,000) and constituted by a First Supplemental Trust Deed dated 27th October, 1999 (the “First Supplemental Trust Deed”) between the Issuer and The Law Debenture Trust Corporation p.I.e. as trustee (the trustee for the time being thereof being herein called the “Trustee”) and supplemental to a trust deed dated 8th July, 1999 (the “Principal Trust Deed”) made between the same parties (the Principal Trust Deed and the First Supplemental Trust Deed being hereinafter together referred to as the “Trust Deed”). References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out in the Second Schedule to the First Supplemental Trust Deed. The aggregate principal amount from time to time of this permanent Global Bond shall be that amount not exceeding £250,000,000 as shall be shown by the latest entry duly made in the fifth column of Part I or the fourth column of Part II of the Schedule hereto. 1. Promise to pay Subject as provided in this permanent Global Bond the Issuer promises to pay to the bearer the principal amount of this permanent Global Bond on 27th October, 2014 (or on such earlier date as the said principal amount may become repayable in accordance with the Conditions or the Trust Deed) and to pay interest annually in arrear on 27th October on the principal amount from time to time of this permanent Global Bond at the rate of 7 per cent, per annum together with such premium and other amounts (if any) as may be payable, all subject to and in accordance with the Conditions and the provisions of the Trust Deed. 2. Exchange for definitive Bonds and purchases This permanent Global Bond will be exchangeable in whole but not in part (free of charge to the holder) for definitive Bonds only (i) upon the happening of any of the events defined in the Trust Deed as “Events of Default”, (ii) if either Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (“Euroclear”) or Cedelbank is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Trustee is available, or (iii) if the Issuer would suffer a disadvantage as a result of a change in laws or regulations (taxation or otherwise) or as a result of a change in the practice of Euroclear and/or Cedelbank which would not be suffered were the Bonds in definitive form and a certificate to such effect signed by two Directors of the Issuer is given to the Trustee. Thereupon (in the case of (i) and (ii) above the holder of this permanent Global Bond (acting on the instructions of (an) Accountholder(s) (as defined below)) may give notice to the Issuer, and (in the case of (iii)

16 above) the Issuer may give notice to the Trustee and the Bondholders, of its intention to exchange this permanent Global Bond for definitive Bonds on or after the Exchange Date (as defined below). On or after the Exchange Date the holder of this permanent Global Bond may or, in the case of (iii) above, shall surrender this permanent Global Bond to or to the order of the Principal Paying Agent. In exchange for this permanent Global Bond the Issuer will deliver, or procure the delivery of, definitive Bonds in bearer form, serially numbered, in the denominations of £1,000, £10,000 and £100,000 each with interest coupons and (if applicable) one talon (“Coupons”) attached on issue in respect of interest which has not already been paid on this permanent Global Bond (in exchange for the whole of this permanent Global Bond). “Exchange Date” means a day specified in the notice requiring exchange falling not less than 60 days after that on which such notice is given and on which banks are open for business in the city in which the specified office of the Principal Paying Agent is located and in the city in which the relevant clearing system is located. Upon (i) any exchange of a part of the Temporary Global Bond for a part of this permanent Global Bond or (ii) the purchase by or on behalf of the Issuer or any Subsidiary of the Issuer and cancellation of a part of this permanent Global Bond in accordance with the Conditions, the portion of the principal amount hereof so exchanged or so purchased and cancelled shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Part II of the Schedule hereto, whereupon the principal amount hereof shall be increased or, as the case may be, reduced for all purposes by the amount so exchanged or so purchased and cancelled and endorsed. Upon the exchange of the whole of this permanent Global Bond for definitive Bonds this permanent Global Bond shall be surrendered to or to the order of the Principal Paying Agent and cancelled and, if the holder of this permanent Global Bond requests, returned to it together with any relevant definitive Bonds. 3. Accountholders For so long as all of the Bonds are represented by one or both of the Temporary Global Bond and this permanent Global Bond and such Global Bond(s) is/are held on behalf of Euroclear and/or Cedelbank, each person who is for the time being shown in the records of Euroclear or Cedelbank as the holder of a particular principal amount of such Bonds (each an “Accountholder”) (in which regard any certificate or other document issued by Euroclear or Cedelbank as to the principal amount of such Bonds standing to the account of any person shall be conclusive and binding for all purposes) shall be treated as the holder of such principal amount of such Bonds for all purposes (including for the purposes of any quorum requirements of, or the right to demand a poll at, meetings of the Bondholders) other than with respect to the payment of principal, premium and interest on such Bonds, the right to which shall be vested, as against the Issuer and the Trustee, solely in the bearer of the relevant Global Bond in accordance with and subject to its terms and the terms of the Trust Deed. Each Accountholder must look solely to Euroclear or Cedelbank, as the case may be, for its share of each payment made to the bearer of the relevant Global Bond. 4. Payments Until the entire principal amount of this permanent Global Bond has been extinguished, this permanent Global Bond shall (subject as herein and in the Trust Deed provided) in all respects be entitled to the same benefits as the definitive Bonds and shall be entitled to the benefit of and be bound by the Trust Deed. Payments of principal, premium and interest in respect of Bonds represented by this permanent Global Bond will be made against presentation for endorsement and, if no further payment falls to be made in respect of the Bonds, surrender of this permanent Global Bond to the order of the Principal Paying Agent or such other Paying Agent as shall have been notified to the Bondholders for such purposes.

17 Upon any payment of principal, premium or interest on this permanent Global Bond the amount so paid shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Part I of the Schedule hereto. Upon any payment of principal and endorsement of such payment on Part I of the Schedule hereto, the principal amount of this permanent Global Bond shall be reduced for all purposes by the principal amount so paid and endorsed. All payments of any amounts payable and paid to the bearer of this permanent Global Bond shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the moneys payable hereon and on the relevant definitive Bonds and Coupons. 5. Notices For so long as all of the Bonds are represented by one or both of the Temporary Global Bond and this permanent Global Bond and such Global Bond(s) is/are held on behalf of Euroclear and/or Cedelbank, notices to Bondholders may be given by delivery of the relevant notice to Euroclear and/or Cedelbank (as the case may be) for communication to the relative Accountholders rather than by publication as required by Condition 13 provided that, so long as the Bonds are listed on the London Stock Exchange Limited, the London Stock Exchange Limited so agrees. Any such notice shall be deemed to have been given to the Bondholders on the seventh day after the day on which such notice is delivered to Euroclear and/or Cedelbank (as the case may be) as aforesaid. 6. Prescription Claims against the Issuer in respect of principal, premium (if any) and interest on the Bonds represented by the Temporary Global Bond or this permanent Global Bond will be prescribed after 10 years (in the case of principal and premium (if any)) and five years (in the case of interest) from the Relevant Date (as defined in Condition 7). 7. Euroclear and Cedelbank References herein to Euroclear and/or Cedelbank shall be deemed to include references to any other clearing system approved by the Trustee. 8. Authentication This permanent Global Bond shall not be or become valid or obligatory for any purpose unless and until authenticated by or on behalf of the Principal Paying Agent. 9. Governing law This permanent Global Bond is governed by, and shall be construed in accordance with, the laws of England. IN WITNESS whereof the Issuer has caused this permanent Global Bond to be signed manually or in facsimile by a person duly authorised on its behalf. PEARSON pic By: Duly authorised

18 Issued in London, England on 27th October, 1999. Certificate of authentication This permanent Global Bond is duly authenticated without recourse, warranty or liability. Duly authorised for and on behalf of HSBC Bank pic as Principal Paying Agent

19 THE SCHEDULE PARTI PAYMENTS OF PRINCIPAL, PREMIUM AND INTEREST The following payments on this permanent Global Bond have been made: Remaining principal amount of this permanent Notation Date made Interest paid Premium paid Principal paid Global Bond made on following such behalf of the payment Issuer £ £ £ £

20 PARTH EXCHANGES OF THE TEMPORARY GLOBAL BOND FOR THIS PERMANENT GLOBAL BOND AND PURCHASES AND CANCELLATIONS The following exchanges of a part of the Temporary Global Bond for a like part of this permanent Global Bond and purchases and cancellations of a part of this permanent Global Bond have been made: Part of principal amount of the Aggregate Temporary Global Part of principal principal amount of Bond exchanged for a amount of this this permanent Global Notation like part of this permanent Global Bond following such made on Date permanent Global Bond purchased purchase and behalf of the made Bond and cancelled cancellation Issuer £ £ £

21 THE SECOND SCHEDULE Parti — FORM OF DEFINITIVE NEW BOND - ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165ft) AND 1287(a) OF THE INTERNAL REVENUE CODE. £[1,000/10,000/100,000] XSO102793642 [SERIES] [Serial No.] PEARSON pic (Incorporated with limited liability under the laws of England and Wales) £250,000,000 7 PER CENT. BONDS DUE 2014 The issue of the Bonds was authorised by resolutions of the Board of Directors of Pearson pic (the “Issuer”) passed on 4th September, 1998 and 8th February, 1999 and a resolution of the standing committee of the Board of Directors of the Issuer passed on 24th September, 1999. This Bond forms one of a series of Bonds constituted by a First Supplemental Trust Deed (the “First Supplemental Trust Deed”) dated 27th October, 1999 made between the Issuer and The Law Debenture Trust Corporation p.I.e. as trustee for the holders of the Bonds supplemental to a trust deed (the “Principal Trust Deed”) dated 8th July, 1999 made between the same parties (the Principal Trust Deed and the First Supplemental Trust Deed being hereinafter together called the “Trust Deed”) and issued in bearer form in the denominations of £1,000, £10,000 and £100,000 each with Coupons and, if applicable, one Talon attached, in an aggregate principal amount of £250,000,000. The Issuer for value received and subject to and in accordance with the Conditions endorsed hereon hereby promises to pay to the bearer on 27th October, 2014 (or on such earlier date as the principal sum hereunder mentioned may become repayable in accordance with the said Conditions) the principal sum of: £[1,000][10,000][100,000] ([one][ten][one hundred] thousand pounds sterling) together with interest on the said principal sum at the rate of 7 per cent, per annum payable annually in arrear on 27th October and together with such other amounts (if any) as may be payable, all subject to and in accordance with the said Conditions and the provisions of the Trust Deed. Neither this Bond nor the Coupons nor the Talon (if any) appertaining hereto shall be or become valid or obligatory for any purpose unless and until this Bond has been authenticated by or on behalf of the Principal Paying Agent. IN WITNESS whereof this Bond has been executed manually or in facsimile on behalf of the Issuer. PEARSON pic By: Director

22 Dated as of 27th October, 1999. Issued in London, England. Certificate of authentication This Bond is duly authenticated without recourse, warranty or liability. Duly authorised for and on behalf of HSBC Bank pic as Principal Paying Agent

23 — FORM OF NEW COUPON On the front: ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. PEARSON pic £250,000,000 7 PER CENT. BONDS DUE 2014 Coupon appertaining to a Bond in the denomination of £[1,000][10,000][100,000]. This Coupon is separately Coupon for negotiable, payable to bearer, £[70.00/700.00/7,000.00] and subject to the due on Conditions of the said Bonds. 27th October [2000/01/02/03/04/05/06/07/08/09 /10/11/12/13/14] [No.] £[1,000/10,000/100,000] XS0102793642 [Series] [Serial No.]

24 On the back: PRINCIPAL PAYING AGENT HSBC Bank pic Issuer Services 3rd Floor, Mariner House Pepys Street London EC3N 4DA OTHER PAYING AGENT Banque Internationale a Luxembourg S.A. 69 route d’Esch L-2953 Luxembourg

25 — FORM OF NEW TALON — On the front: ANY TOOTED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. PEARSON pic £250,000,000 7 PER CENT. BONDS DUE 2014 Talon appertaining to a Bond in the denomination of £[1,000/10,000/100,000]. On and after 27th October, 2013, one further Coupon will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Bondholders) upon production and surrender of this Talon. This Talon may, in certain circumstances, become void under the Conditions endorsed on the Bond to which this Talon appertains. [No.] £[1,000/10,000/100,000] XSO102793 642 [Series] [Serial No.]

26 On the back: PRINCIPAL PAYING AGENT HSBC Bank pic Issuer Services 3rd Floor, Mariner House Pepys Street London EC3N 4DA OTHER PAYING AGENT Banque Internationale a Luxembourg S.A. 69 route d’Esch L-2953 Luxembourg

27 PartH — CONDITIONS OF THE NEW BONDS -

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35 PRINCIPAL PAYING AGENT HSBC Bank pic Issuer Services 3rd Floor, Mariner House Pepys Street London EC3N 4DA OTHER PAYING AGENT Banque Internationale a Luxembourg S.A. 69 route d’Esch L-2953 Luxembourg and/or such other or further Principal Paying Agent and other Paying Agents and/or specified offices as may from time to time be appointed by the Issuer with the approval of the Trustee and notice of which has been given to the Bondholders.

36 THE COMMON SEAL of ) PEARSON pic ) SEAL was affixed to this deed in the ) presence of: ) J. C. MAKINSON Director J. CASSON Company Secretary THE COMMON SEAL of ) THE LAW DEBENTURE TRUST ) CORPORATION p.I.c. ) SEAL was affixed to this deed in the ) presence of: ) C. RAKESTROW Director R.RANCE Authorised Signatory ICM:378965.6

DATED 27TH OCTOBER. 1999 PEARSON pic — and — THE LAW DEBENTURE TRUST CORPORATION p.l.c. FIRST SUPPLEMENTAL TRUST DEED constituting £250,000,000 7 per cent. Bonds due 2014 For the Issuer: FRESHFIELDS 65 Fleet Street London EC4Y 1HS For the Trustee: ALLEN & OVERY One New Change London EC4M 9QQ